Form C

Cover Page

Name of issuer:

Amici Montessori Language Academy LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: AZ

Date of organization: 10/20/2017

Physical address of issuer:

751 E. Union Hills Drive
Phoenix AZ 85024

Website of issuer:

http://www.beibeiamigos.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

5/11/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Amici Montessori Language Academy LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Sean Michael Diana	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Sean Michael Diana	0.0 Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> If enrollment does not reach the 17 students to break even within three months, our working capital reserves will diminish. The school needs at least 17 students that would generate $16,600 to cover the monthly costs.
>
> If the school cannot find and retain qualified Montessori trained teachers that speak Mandarin and Spanish, our costs may rise, and our quality decrease. There is only one Montessori training center in Arizona.
>
> If the church decides that they do not want to lease the property to the Amici Montessori Language Academy, our rent prices will be higher than anticipated.
>
> If our expenses are higher than we anticipate, the number of students we will need to breakeven will increase.
>
> If we have difficulty advertising and marketing our school, it will be less likely we can reach breakeven or reach our full capacity of 51 students.
>
> We have not yet proved demand for duel immersion Spanish and Mandarin in the churches geographic area.

The company has no operating history. We have limited operations and financials. We rely solely on Sean Michael Diana. There are potential state and local rules, regulations, and licensing requirements for a school.

No revenues have been generated to date that can repay the notes in the offering. The funds must be used to build a school first.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: Approximately $52,000 will be used for setup costs and approximately$48,000 for working capital.

Setup costs include:

1. Furniture (~$6300)

2. Montessori curriculum (~$30,000)

4. Playground and garden (~$3,000)

5. Advertising (~$3,000)

6. Licenses, city costs, fire inspection, fire extinguishers (~5400)

7. Office equipment, computers, SMART board, printer, desks, chairs, office supplies. (~$4000)

$48,000 of working capital will help cover the first few months of rent for the space and payroll.

If we raise: **$107,000**

Use of Proceeds: This will allow us an additional $7,000 of working capital.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 10% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor quarterly, starting one year after the closing date of the offering. The company will continue payments until investors have received 2x their principle investment (the repayment amount).

The first $25,000 of notes issued in this offering will be entitled to 2.5x of their principle amount. The company may prepay principal plus the repayment amount at anytime.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts.The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Loan Amounts raised in this offering.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

N/A

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus the anticipated Repayment Amount.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Amici Montessori Language Academy LLC was incorporated in the State of Arizona in October 2017.

We are a Language Immersion preschool. We prepare young children by giving them an advantage of reading, writing and speaking in the world's most spoken languages, Mandarin, Spanish and English.

We offer both Traditional and Montessori language programs for children one to five years old.

We aim to have ten schools throughout the United States, in medium to large sized cities.

Historical Results of Operations

Our company was organized in October 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues.* We have no revenues.

- *Assets.* We have no assets.

- *Debts.* We have no debts.

Liquidity & Capital Resources

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

The school will begin with two classrooms, one toddler and one primary classroom with a total licensed enrollment of 26 students. The anticipated total cost for start-up is approximately $52,000. Please see Start-up Costs spreadsheet in Appendix A.

The remaining $48,000 would be used to support the school's monthly costs if enrollment doesn't reach the breakeven amount of 17 students when it opens.
Monthly costs will be about $16,000, so the school has three months of reserve cash to pay monthly costs to reach breakeven.

If the school is making a profit and growing rapidly, the remaining money would be used for opening the other two available classrooms in the education building. Each new classroom will cost about $17,000. The goal is to always have three months' worth of operating costs as cash flow.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

There are no other capital resources on hand. We may require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand and Burn Rate

Amici Montessori Language Academy LLC cash in hand is $0, as of October 2017. We have no operations, no revenues, and no expenses.

Short/Mid Term Revenues and Expenses

Please see Projected Revenue and Expenses spreadsheet in Appendix A.

We plan to grow to 4 classrooms: 2 for toddlers, and 2 for pre-school. Each room has a capacity of 12 to 14 students. The monthly tuition is $1000 for toddlers and $950 for preschoolers. At full capacity, our anticipated monthly revenue is $49,650 for our first location.

Our primary expense is payroll. Each room has two part-time teachers, overseen by a director. Our anticipated monthly payroll expense at full capacity is $18,200.

We also anticipate $3500 in rent and $1900 in misc. expenses each month. At full capacity, loan payments to investors in this offering is anticipated to be $5,000 per month, paid quarterly.

Our breakeven point is 17 to 18 students in two classrooms. This would earn approximately $16,600 in revenue, $10,560 in teacher payroll, $5400 in other expenses, and ~$1600 in loan payments to investors in this offering.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Sean Michael Diana, certify that:

(1) the financial statements of Amici Montessori Language Academy LLC included in this Form are true and complete in all material respects

Sean Michael Diana

CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

www.beibeiamigos.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird Wefunder Crowdfunding Revenue Share
Wefunder Crowdfunding Revenue Share

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Sean Michael Diana

Appendix E: Supporting Documents

INVEST IN AMICI MONTESSORI LANGUAGE ACADEMY

A Mandarin, Spanish & English Language Immersion Montessori School.

"Welcome to the future of education. Amici Montessori Language Academy teaches our children the skills that they will need to be competitive in the 21st Century. Please join us and begin the journey of growing your children up to be tri-lingual, and equipping them with the 10 big Essentials.

Sean Diana
FOUNDER & CEO, AMICI MONTESSORI LANGUAGE ACADEMY


FOLLOW US FOR UPDATES
SHARE
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$0
raised of $100K goal
$100 min
INVEST
by Wefunder Portal LLC

Revenue Shares

10% of revenues | **2.0X** investment amount

Amici Montessori Language Academy will pay investors 10% of revenues each quarter until 100% of your principal is returned plus 100% on top.

EARLY BIRD BONUS: 2.5X investment amount

Investors who fund up to the first $25K of this fundraise will receive quarterly payments until 100% of your principal is returned plus 150% on top.

INVESTOR PERKS

$100+	After the school opens, receive a video of children thanking you in Mandarin and Spanish!
$1,000+	10% off tuition for your child

OUR AMBITION

My vision is to bring a modern 21st Century education to all children. I plan to open two schools per year, targeting medium to large cities in the United States. My goal is that the school constantly evolves, a living curriculum that keeps up with the changing needs of the 21st Century. I will form a cross curricular interdisciplinary team who continues to anticipate what new skills our children will need to compete in a rapidly changing global world.

KEY FACTS

- Founder has started the preschool Beibei Amigos Language Preschool and grew it to over 80 students. This investment is in his second school.
- Founder has been an assistant principal, principal, and head of faculty overseas.
- Founder has two children who are bilingual and trilingual.
- Mandarin, Spanish and English are the most spoken languages in the world.
- Public U.S. Montessori schools have doubled in the last 15 years to roughly 450 programs that serve 112,000 students. Language immersion schools have grown to over a 1,000 schools since 1974.

DOCUMENTS

Projected Revenue.xlsx
Startup Costs.xlsx

beibeiamigos.com

MAIN STREET EDUCATION

Why I Like Amici Montessori Language Academy

"Our daughter has gone here since she was 15 months old. She absolutely loves it. She is two now and is already saying words and phrases in spanish and mandarin. She can sing songs in different languages and understand what the teachers are saying to her. She has made such huge progress in such a short amount of time. When our son is old enough he will be going to the school as well."

Crystal Keith
CURRENT PARENT

THE BUZZ ABOUT AMICI MONTESSORI LANGUAGE ACADEMY

"Our son has attended Beibei Amigos for two years and has had a wonderful experience. His teachers are caring and know each student well, it is a very peaceful and fun environment for the kids and the student to teacher ratio is really good. We were first attracted to the school because of the language immersion and our son has learned a lot of Spanish and Mandarin."

Harper Oak

Current Parent

"My daughter is twoSnow and she has gone here since she was about 14 months she learns so much! She says phrases in spanish and English very well. And the staff is very friendly. I can tell they really care about their students."

Hannah Hall

Current Parent

"My daughter has been going here for 9 months and loves it! We love all the songs she can sing, how many words she has learned and how well she counts in spanish and mandarin. We also love how amazing her teachers are. They are like an extension of our family �"

Alex Stayin

Current Parent

"I cannot say enough about this wonderful school. My Granddaughter started in the Montessori program at 18 months old a little over a month ago after suffering a trauma at a daycare program. She was quite frightened and the staff were very kind, compassionate and worked with us to help her adjust. She went from being timid and terrified, to running into class with excitement every day. Everyone there has been wonderful."

Lynn St. Laurant

Current Parent

"We had a wonderful experience with Bei Bei Amigos.Our daughter attended Pre Kindergarten here. She absolutely loved it.She came home everyday full of stories of the crafts and songs she learned every day. We chose the Spanish program and were so happy to see how much our daughter learned in her short time there. All of the helpers and staff truly care about the kids.My only regret is not enrolling her sooner."

Michelle A.

Parent

"My almost 3 year old daughter has gone to the school since she turned 2. I drop her off around 8am and pick her up at 545 five days a week. We drive her about 20 minutes from home to go to BeiBei Amigos because we feel it is worth it for her. She's always singing songs in Spanish or Chinese and even teaches us words Being a Pediatric Nurse I feel they take great care of her and truly care about every child as if they were their own.

Samantha C.

Parent



2 preschools teaching in 2 languages

On the surface, it's a fairly normal scene: Three toddlers crowded around a table with a teacher talking cheerfully as she supervises an art project. But beyond that, it's evident this isn't a typical preschool.

July 10, 2008 @ eastvalleytribune.com

We're Opening a New School

Our next school is planned to open in a church in Tempe, Arizona. It has space for four classrooms and the rent is $3,500 a month. It's right off the 101 on the east side of the valley, off of Elliot, so the location is perfect. It's also near high density single family homes where there are a lot of families.










TEMPE Vineyard CHURCH

Our Philosophy

Our vision is to bring a modern 21st Century education to all children. Therefor we aim to give our children the most advanced educational experience possible, preparing them for their future. The Montessori method of education is focused on teaching students to think critically, and work collaboratively, the tenets of a 21st Century citizen. The languages will give them the tools to compete in the global economy.











Projected Set-Up Costs, Revenues, & Expenses

We plan to raise $100,000 in this offering to set up the new school. Investors will receive 10% of revenues until 2X their money is paid out. If we are at breakeven, revenues will be approximately $16,000 per month. If we are at full capacity, revenues will be approximately $55,000 per month.

$48,000	Working Capital Reserve
$52,000	Estimated Cost to Setup New School
2	Teachers per classroom
17	Estimated students needed to breakeven
$1600	Avg. Part-Time Teacher Cost per Month
56	Maximum capacity of students
14	Maximum students per classroom
4	Maximum classrooms in school
$975	Avg. Tuition per month per student
$56,000	Maximum monthly revenue at full capacity

A Letter from the Founder

Giving children an advantage, the gift of languages.

Dear potential investors and/or parents,

It is with great pleasure to meet other people who have the same goals as I do, preparing our children to compete and live in the 21st century.

I believe that if our students are proficient in Mandarin Chinese, English and Spanish they will have linguistic, cultural, and cognitive advantages compared to other students.

I believe that if our students learn coding and technology, they will have the tools to participate in the creation of the future software programs that educate, aid, and drive the modern world.

If our children learn about permaculture and how to conserve and develop community systems to grow food and conserve water, we will limit our carbon footprint.

If our students learn how to be entrepreneurs, and be successful and innovative, they will create new businesses and learn about economics and systems.

I believe that if we teach children about nutrition, yoga and exercise, they will want to exercise and eat nutritious low-fat foods and stay healthy.

Who knows what dreams our children will be able to accomplish when they are able to code, grow their own food, create new businesses, exercise, eat nutritiously and speak, read, and write fluently in the three most spoken languages in the world, Mandarin, Spanish and English!

Saludos,

Sean Michael Diana

Founder

Sean has been in education for over two decades. He's been an assistant principal, principal, and head of faculty overseas. He started the preschool Beibei Amigos and grew it to over 80 students. His passion is preparing our children for the 21st century.



Sean Diana

Founder & CEO

Sean Michael Diana started Beibei Amigos Language Preschool in 2008. He has a Bachelor's in Elementary Education and a Master's in Administration. He's also full time faculty at GCU teaching teachers.

Interview

WF: What is your background? ^

– COLLAPSE ALL

AM: I've been in education for 20 years. I've worked as a teacher trainer in the ESL Department for Tempe school district, I've been an assistant principal, principal, and head of faculty overseas. I was a principal who supervised English speaking teachers from all over the world. I also helped other principals turn around their schools.

My traveling is important to my worldview. I was an English teacher in Spain. I lived and worked in the United Arab Emirates for two years. Our kids are falling behind. I've traveled to 14 different countries and I see how the world is changing and what we need to do to compete and that.

I have two kids who are bi and trilingual. One of my children go to the charter school and the other one goes to a public school in Scottsdale.

I have my bachelors in elementary education from Arizona State University. I also have my masters in administration and supervision.

WF: Where did the idea come from? How did you get started? ^

AM: Back in 2002, I was a elementary school teacher and I was supposed to teach dual immersion Spanish and English. It was my first year of teaching, and a day before the classes were to start, the superintendent came in and said, "You're not teaching Spanish". At this time there was a political thing going on. The school board president of our district was running for the Superintendent of Public Instruction and he was on an English only ticket, so he basically shut down our program. So I got a little mad and I was like, "You know what? I'm just gonna start my own school."

So I started writing a charter. I realized as I working in my doctorate in bilingual education that the brain hard wires for language from birth to seven years old and that's when we get native-like fluency. So I decided, "Well, I better open up a pre-school and get the language right away when it's most beneficial." Then my son was born and I was thinking what do I need to give him so that he will be prepared for the future.

A year later, I opened the preschool in the back of a church with five kids, and, a decade later, grew it up to 85 kids. We have had only traditional Mandarin and Spanish immersion programs and last year I added a Montessori classroom. My Montessori program grew so quick and soon I was on a wait list and my traditional program didn't have as much demand. So I decided that the new school should be a Montessori Mandarin Spanish immersion school, private, from one-year-old to grade six. And that's where we are today.

WF: Where will the next school be?

AM: I want to open the next school in high density single family homes where there are a lot of kids. The next school I want to open is in a church in Chandler. It's right off the 101 down the east side of the valley, off of Elliot, so the location is perfect. It has four classrooms and the rent is only $3,500.00 a month.

WF: What makes a school successful?

AM: You have to have good teachers and you have to support them. You have to have a classroom that invites curiosity. Then it just all falls into place, because people are really excited. Montessori is growing. Every year the amount of Montessori programs in the United States and the amount of language immersion programs are growing.

We're in a global economy now and we've have to compete with everybody all over the world. All the companies are trans-national now. Boeing has one of it's largest headquarters in Shanghai right now.

Our educational system has been the same since the 19th century and it hasn't changed. If you just sit a kid down at a desk and just drill and kill them they're going to go crazy. They need to be up, moving around the environment, manipulating it and learning in groups, from the other kids. Constructing knowledge together. Inventing the future for themselves, not memorizing useless facts that we can find on our phones in seconds.

Our kids are going to be super kids, they are going to know the three most spoken languages in the world, be tech-savy and be able to write code. They are going to be able to grow their own food and know about nutrition, exercise and keeping their bodies healthy. They will be learning how to open new businesses, inventing and creating new jobs for the future. This is what we want to give our children, all the tools that they will need to be successful and prepared to compete with the world.

WF: Why should a parent choose your school? ^

AM: We are creating the whole child, preparing them for the future with what future jobs are going to look like. Your kids will communicate in three different languages, learn to do business with people, have entrepreneurship skills, be able to work in groups and be a generally kind person that knows the arts and music.

At this school your child is going to be fluent in the three most spoken languages in the world.

They're also going to learn the Montessori philosophy. They're going learn creativity, collaboration, communication, persistence. They're going to learn how to grow their own food and eat healthy- teaching them permaculture and self-sustainability.

Montessori also teaches respect. They have little mops and brooms in the classroom, so, the kids learn how to pick up after themselves. They learn that when somebody's working on something you don't come in and bother them.

We are going to teach your child

WF: How else will your school be different? ^

AM: I also want to include technology. I just had a conference with Code.org. I came back interested in adding coding to the curriculum.

I have right now the whole lesson plan to teach coding starting at four years old. So I want to introduce coding. The whole reason I opened up the school is, I really believe if our children know the three most spoken languages in the world, they're going to have any job in the future. And if we add coding to it, where our children can code … They say there's going to be two million coding jobs, unfilled right now, within the next ten years, because, there aren't enough people learning coding. Our schools don't prepare our children to be successful in the future and being competitive in the global economy.

WF: How do you compete with the other schools? ^

AM: Well, there's no other private school in the United States that's doing Mandarin, Spanish and English Immersion and Montessori with coding, entrepreneurship, permaculture, health and wellness, Music, arts, science, and math. So there is no competition in the United States.

I also believe it's a 21st century school. That's the pitch. This is a school that's gonna prepare your children for the future. The old school system is not viable for the future right now. Kids can't sit in desks anymore while the supposedly all-knowing teacher is at the front of the classroom. Children have to learn to work together, collaborate, invent … What the Googles and all the other big companies want, right now, is somebody that's able to collaborate with a group of people, communicate and create things. Invent them. We can find any information that we want, now, on our cellphones, on Google. We don't need to memorize what the capital of Georgia is anymore. That's useless information. Our children need to collaborate and work together to construct new knowledge.

WF: What does Montessori mean? ^

AM: Montessori was developed by Maria Montessori back in the early 1900's after World War II, and she started a school in Italy and it's child-centered learning. This is based on John Dooley who came after her, saying that we learn from exploring our environment. It's also based on the work of Lev Vygotsky, a social psychologist who came in and said that we learn not only by manipulating our environment and exploring it, but we also learn by communicating with other groups of people.

So the big idea of the school is constructivism. That we learn from doing projects, working together in groups.

WF: Why should an investor invest in your school?

AM: Because we are developing global students with the knowledge, skills and ten essentials that are going to make them successful, in the future, to compete in the global economy. We're giving them those skills.

This is something cutting edge, these ... This is where I thought about, "What are our kids gonna need in the future? Why ... Where are we going with education?" And it's really hard to predict, now, because they're saying that robots are going to be taking up most of the mechanical jobs. So most of the jobs are going to be moving to high tech, intellectual, creating, inventing jobs.

My goal is to create super-kids. Kids that have all the ten components that they will need. The ten big essentials, that I call them, that will make them successful. I want a child that is globally conscious, who can travel anywhere and communicate with people and do business. I want them to see the world globally and not as just their little town and their state because things have changed so much now.

I want kids to be globally conscious. Be able to communicate in global languages. Be technology savvy. Able to survive growing their own food. I want them to be artistic, know about the arts, know about music. Science, I want them to explore science and creation, invention. So that's my big goal, is to have children that are well rounded in everything that they're gonna need in the future to be successful and compete with all these other kids from other countries, now, that are coming over here to get the high tech jobs.

WF: How do you make money in this new location?

AM: I'll be charging about $1000 per month per student. This is the same as what the other Montessori schools are charging. We can fit up to 14 students per classroom and with 4 classrooms, we'll have around 50-56 students. That'll be up to $56,000 per month.

The rent's only expected to be $3,500 in the church. The teachers are about $16 per hour and we will need eight teachers at full capacity. In total, our monthly payroll expenses at full capacity are expected to be about $18,200. We also have another $1,900 in misc. expenses and about $5,000 per month, paid quarterly, in loan payments to investors in this offering.

WF: How many students do you need to breakeven?

AM: Our breakeven point is 17 to 18 students in two classrooms. This would earn approximately $16,600 in revenue, $10,560 in teacher payroll, $5400 in other expenses, and $1600 in loan payments to investors in this offering.

WF: How will you use the $100,000?

AM: The school will begin with two classrooms, one toddler and one primary classroom with a total licensed enrollment of 26 students. The anticipated total cost for start-up is approximately $52,000.

The remaining $48,000 would be used to support the school's monthly costs if enrollment doesn't reach the breakeven amount of 17 students when it opens. Monthly costs will be about $16,000, so the school has three months of reserve cash to pay monthly costs to reach breakeven.

RISKS

1 If enrollment does not reach the 17 students to break even within three months, our working capital reserves will diminish. The school needs at least 17 students that would generate $16,600 to cover the monthly costs.

2 If the school cannot find and retain qualified Montessori trained teachers that speak Mandarin and Spanish, our costs may rise, and our quality decrease. There is only one Montessori training center in Arizona.

3 If the church decides that they do not want to lease the property to the Amici Montessori Language Academy, our rent prices will be higher than anticipated.

4 If our expenses are higher than we anticipate, the number of students we will need to breakeven will increase.

5 If we have difficulty advertising and marketing our school, it will be less likely we can reach breakeven or reach our full capacity of 51 students.

6 We have not yet proved demand for duel immersion Spanish and Mandarin in the churches geographic area.

7 The company has no operating history. We have limited operations and financials. We rely solely on Sean Michael Diana. There are potential state and local rules, regulations, and licensing requirements for a school.

8 No revenues have been generated to date that can repay the notes in the offering. The funds must be used to build a school first.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Amici Montessori Language Academy is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Sean Michael Diana

Owner Mandarin and Spanish Immersion Preschool Beibei Amigos Language Preschool

Elite Education Global • Arizona State University

Phoenix, Arizona • 500+

Send InMail

- Elementary Education Teacher
- Administration in education
- Owner of an Mandarin and Spanish Immersion preschool
- Provider of Mandarin and Spanish language enrichment classes in local school districts.
- Adjunct Professor at local state university

Goals: To open a K-12 dual immersion school that teaches Mandarin and Spanish to elementary students.

Specialties: Immersion education, Mandarin and Spanish education for preschoolers to 6th grade

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Sean Michael Diana on LinkedIn

Incredibly proud to partner with some of our finest Veterans @BottleBreacher
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Experience

Director Teacher Recruitment and Training
Elite Education Global
Jan 2016 – Present • 1 yr 11 mos
Phoenix, Arizona Area

I recruit and train teachers to teach in international schools in China.

Founder/CEO
BeiBei Amigos Language Preschool
Oct 2009 – Present • 8 yrs 2 mos
Phoenix, Arizona Area

Founder of a Spanish and Mandarin immersion preschool.

Owner
$99 Traffic School
Nov 2014 – Present • 3 yrs 1 mo
Phoenix, Arizona Area

$99 Traffic School is a Traffic Survivial School for drivers who have had DUIs or red light camera tickets.

Full Time Faculty
Grand Canyon University
May 2013 – Present • 4 yrs 7 mos
Tempe, AZ

Education professor

Head of Faculty
Abu Dhabi Education Council
Aug 2010 – Jul 2012 • 2 yrs
Al Ain, UAE

I coach, teach and support teachers to implement ADEC's New School Model in the United Arab Emirates.

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Education

Arizona State University
Doctoral candidate, Curriculum and Instruction/Language and Literacy
2005 – 2010

Arizona State University
Masters, Education Administration
2002 – 2005

Roosevelt University
Bachelors, Elementary Education
1999 – 2002

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Featured Skills & Endorsements

Teaching · 31
Endorsed by Dr. Renee Winter and 2 others who are highly skilled at this
Endorsed by 3 of Sean Michael's colleagues at Grand Canyon University

Curriculum Devel… · 19
Endorsed by Joseph Axel, PhD and 1 other who is highly skilled at this
Endorsed by 2 of Sean Michael's colleagues at Grand Canyon University

Educational Lead… · 15
Endorsed by 2 of Sean Michael's colleagues at Grand Canyon University

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Accomplishments

2 **Certifications**
Elementary Education • Principal Certificate

1 **Language**
Spanish

Interests

Arizona Professional Networkers
25,854 members

The Global Language Network
3,047 followers

Arizona State University
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Grand Canyon University
103,367 followers

Department of Education And Kno…
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Grand Canyon University
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